EXHIBIT 10(i)
                           THIRD AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of May 1, 1997 by and between LEONARD G. LEVINE (the "Executive) and BANYAN STRATEGIC LAND FUND II (the "Fund").

                                R E C I T A L S:

      A. The parties have previously entered into a Second Amended and Restated Employment Agreement made as of December 31, 1992 by and between the parties hereto, as amended by a First Amendment dated as of December 31, 1992 (as amended, the "Original Agreement")

      B. The parties desire to amend and restate the Original Agreement in its entirety.

      C. The Fund desires to continue to employ the Executive and the Executive desires to accept such continued employment on the terms set forth in this Agreement.

      NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Executive do hereby agree to amend and restate in its entirety the Original Agreement.

1. Employment and Duties. On the terms and subject to the conditions set forth in this Agreement, the Fund agrees to employ the Executive as the chief executive officer of the Fund to perform such duties as are consistent with such position as may be assigned, from time to time, by the Fund's Board of Directors ("Board of Directors"). The Executive agrees to accept appointment as President of the Fund.

2. Performance. The Executive accepts the employment described in Section 1 of this Agreement and agrees to faithfully and diligently perform the services described therein.

3. Term. The term of employment under this Agreement shall commence on May 1, 1997 (the "Commencement Date") and shall remain in effect for a period of one month, ending on June 1, 1997 (the "Employment Period") unless sooner terminated hereunder. The Employment Period thereafter shall be automatically renewed for successive one (1) month periods unless this Agreement is terminated by either the Executive or the Fund by giving written notice of termination on or before thirty days preceding the effective date of the termination of the Employment Period.

4. Salary. For the services to be rendered by the Executive hereunder, the Fund shall pay the Executive an annual base salary of $111,926 subject to the CPI Adjustment described below ("Salary"). The Salary shall be payable in the manner and frequency in which the payroll of Banyan Management Corp. is customarily handled. The Salary shall be subject to annual increases (but no decreases) due to cost of living ("CPI Adjustment") as follows: the Salary shall be increased effective January 1 of each year beginning 1998 by multiplying the Salary for the year just ended by a fraction the numerator of which is the Index (as defined below) for November of the year just ended and the denominator of which is the Index for November of the immediately prior year. For purposes of this Agreement, the term "Index" shall mean the Chicago All Items Consumer Price Index--All Urban Consumers (1982-84 base) as released by the U.S. Bureau of Labor Statistics.

5. Bonus. During the Employment Period, the Board of Directors may, in its sole discretion, pay a bonus to the Executive in consideration of the Executive's performance of his duties and the Fund's profitability. The Fund shall not be obligated to pay any bonus unless and until such bonus is declared by its Board of Directors.


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6. Other Benefits. Except as otherwise specifically provided herein, during the
Employment Period, the Executive shall be eligible for all non-wage benefits which either of the Fund or Banyan Management Corp. provide generally for their other salaried employees, and in all cases shall continue to be entitled to and shall receive the life insurance and disability benefits currently provided or made available to the Executive. Upon termination of this Agreement, the Fund shall, upon request by the Executive, assign and transfer to the Executive any life insurance, health insurance and disability insurance policies covering the Executive (to the extent assignable) in which the Fund has an interest provided that any premiums accruing after the Termination Date shall be the sole responsibility of Executive.

7. Business Expenses. The Fund shall reimburse the Executive for the reasonable, ordinary, and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses and cellular phone expenses. The Executive shall provide the Fund with an accounting of his expenses, which account shall clearly reflect which expenses are reimbursable by the Fund. The Executive shall provide the Fund with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Fund to the Executive within a reasonable time after receipt by the Fund of appropriate documentation therefor.

8. Termination.

            (a) Termination by the Executive. At any time from and after August 1, 1997, the Executive may terminate his employment by the Fund at any time by written notice of termination given to the Fund and to First American Title Insurance Company (the "Escrow Agent") at least thirty (30) days in advance of the termination date stated in such notice (a "Termination Date").

            (b) Termination by the Fund. The Fund may terminate the Executive's employment at any time with or without cause by written notice of termination given to the Executive and to the Escrow Agent at least thirty
      (30) days in advance of the termination date stated in such notice (a "Termination Date").

            (c) Termination Upon Death or Disability. The employment of the Executive shall terminate upon the death of the Executive or at such time as the Executive is permanently unable to perform fully his duties under this Agreement by reason of illness, accident or other disability (as confirmed by competent medical evidence) (each, a "Termination Date").

9. Severance Pay; Escrow.

            (a) Termination Fee and Other Payments. In the event that the Executive's employment is terminated for any reason pursuant to Section 8 of this Agreement, including without limitation the Executive's voluntary termination effected in compliance with Section 8(a) above, the Executive shall receive: (i) any Salary earned through the Termination Date; (ii) a fee in the amount of $400,000 (the "Termination Fee"); and (iii) any amounts, such as reimbursable business expenses, health insurance reimbursements or other payments which are payable to the Executive or have accrued for his benefit through the Termination Date.

            (b) Escrow of Termination Fee. Simultaneously with the execution of this Agreement, the Fund shall place an amount equal to the Termination Fee into an escrow account pursuant to an Escrow Agreement mutually agreeable between the Fund and the Executive (the "Escrow Agreement") in the form attached as Exhibit A hereto.

10. Release.

            (a) The Fund for itself, its agents, officers, directors, shareholders, successors, and assigns, hereby remises, releases and forever discharges the Executive, his heirs, executors and administrators, as the case may be (all of whom shall be hereinafter collectively referred to as the


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      "Fund Releasee") of and from all manner of actions, causes, and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, whether mature, contingent, direct, derivative, personal, assigned, discovered, undiscovered, subrogated or otherwise, which the Fund ever had, now has or may hereafter have against the Fund Releasee, for, upon, or by reason of any matter, cause or thing, arising out of or relating to any act of the Fund Releasee or the Fund Releasee's failure to act which occurred on or before May 1, 1997; provided, however, that actions to enforce the terms of this Agreement and the Fund Releasee's right to any indemnification provided by the Fund under Section 12 of this Agreement or otherwise are expressly not included within the terms or meaning of the foregoing release. This release is not to be construed as an admission of liability on the part of the Fund Releasee.

            (b) The Executive for himself, his agents, officers, directors, shareholders, successors, and assigns, hereby remises, releases and forever discharges the Fund, its heirs, and its respective agents, officers, directors, shareholders, successors, assigns, executors and administrators, as the case may be (all of whom shall be hereinafter collectively referred to as the "Executive Releasee") of and from all manner of actions, causes, and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, whether mature, contingent, direct, derivative, personal, assigned, discovered, undiscovered, subrogated or otherwise, which the Executive ever had, now has or may hereafter have against Executive Releasee, for, upon, or by reason of any matter, cause or thing, arising out of or relating to any act of Executive Releasee or Executive Releasee's failure to act which occurred on or before May 1, 1997; provided, however, that actions to enforce the terms of this Agreement are expressly not included within the terms or meaning of the foregoing release. This release is not to be construed as an admission of liability on the part of the Executive Releasee.

            (c) Disability or Death. In the event that the Executive's employment is terminated under Section 8(c), the Executive, his heirs, beneficiaries or personal representatives shall be entitled to receive the payments described under Section 9(a) and shall also be entitled to any disability benefits or life insurance proceeds to which Executive otherwise would have been entitled under this Agreement.

11. Other Activities of the Executive. During the term of this Agreement, the Executive shall not: (i) engage in any activity which may be adverse to the Fund's business; (ii) appropriate or usurp Fund business opportunities; or (iii) engage or invest in businesses or assets which compete directly or indirectly with the Fund; provided however that the Fund acknowledges that the Executive currently serves as President of Banyan Strategic Realty Trust ("BSRT"), and the Executive shall not be deemed to have violated this Agreement as a result of any actions he may take in furtherance of his duties to BSRT.

12. Indemnification. The Fund shall indemnify and hold harmless the Executive from liabilities, which he may incur resulting from or arising out of any act undertaken in connection with his duties on behalf of the Fund under this Agreement in the same manner and to the same extent as the Fund indemnifies any director or any other officer. The indemnification provided in this Section 12 shall survive the termination of this Agreement.

13. General Provisions.

            (a) Notice. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, (ii) by facsimile transmission, or (iii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to who the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.


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      As addressed to the Fund:

            Banyan Strategic Land Fund II
            Suite 2900
            150 South Wacker Drive
            Chicago, Illinois  60606
            Facsimile:       312-553-0450

      With a copy to:

            Shefsky & Froelich Ltd.
            444 North Michigan Avenue
            Suite 2500
            Chicago, Illinois  60611
            Attention:  Michael J. Choate
            Facsimile:       312-527-5921

      As addressed to the Executive:

            Leonard G. Levine
            Suite 2900
            150 South Wacker Drive
            Chicago, Illinois  60606
            Facsimile:       312-553-0450

      With a copy to:

            Saitlin Patzik Frank & Samotny Ltd.
            150 S. Wacker Drive
            Suite 900
            Chicago, Illinois 60606
            Attention:  Alan B. Patzik
            Facsimile:       312-551-1101

            As addressed to the Escrow Agent: in accordance with the terms of the Escrow Agreement attached as Exhibit A hereto.

            The notice shall be deemed to be received in case (i) on the date of its actual receipt by the recipient, in case (ii) on the date the sender receives a confirmation that the facsimile transmission was completed and received by the recipient, and in case (iii) on the date of its mailing.

            (b) Further Assurances. Each party agrees to execute and deliver such additional instruments and documents, including without limitation the Escrow Agreement, and to take all such other actions as any of the other parties may reasonably request from time to time in order to effect the provisions, purposes and intent of this Agreement.

            (c) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (d) Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (e) No Strict Construction. This Agreement has been mutually negotiated and drafted by the parties and no presumption or rule of contract construction or interpretation by or against a party


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      shall be made on the basis of the party which might otherwise be charged with drafting this Agreement.

            (f) References. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

            (g) Recitals. The recitals set forth in this Agreement are incorporated by reference herein and made a part hereof, as if fully rewritten.

            (h) Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon the Fund unless made in writing and signed by an officer of the Fund duly authorized by the Board of Directors or upon the Executive unless made in writing and signed by him. The waiver by the Fund of the breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him.

            (i) Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the Executive's duties and compensation as an executive of the Fund on or after May 1, 1997, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his employment except as set forth herein. The Original Agreement shall continue to govern issues with respect to the Executive's employment prior to May 1, 1997.

            (j) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

            (k) Severability. If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provisions shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

            (l) Assignment. The Executive may not under any circumstances delegate any of his rights and obligations hereunder without first obtaining the prior written consent of the Fund. This Agreement and all of the Fund's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Fund.

            (m) Costs of Enforcement. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorney's fees and costs as shall be determined and awarded by the court.

      IN WITNESS WHEREOF, this Agreement is entered into on the day and year first above written.

                        BAYNAN STRATEGIC LAND FUND II


                        By:
                                 --------------------------------------------
                                 Robert G. Higgins, Vice President, Secretary
                                 and General Counsel

                        EXECUTIVE:

                        ------------------------------------------
                        Leonard G. Levine


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EXHIBIT 10(ii)

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

      This Amendment No. 1 to Exchange Agreement (the "Amendment") is made and entered into as of August 7, 1997 by and among Banyan Strategic Land Fund II, a Delaware corporation, Equis Financial Group Limited Partnership, a Massachusetts limited partners, Equis Exchange LLC, a Massachusetts limited liability company, and AFG Hato Arrow Limited Partnership, AFG Dove Arrow Limited Partnership and AIP/Larkfield Limited Partnership, each of which is a Massachusetts limited partnership (all parties to this Amendment, collectively, "the Parties").

                                 R E C I T A L S

      A. The Parties entered into an Exchange Agreement (the "Agreement," capitalized terms used without definitions herein have the meanings given them in the Agreement), dated April 30, 1997.

      B. The Parties desire to amend certain dates found within the Agreement and its exhibits.

      NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      1. Amendment of Section 4.10(d) of the Agreement. The second sentence of Section 4.10(d) is deleted in its entirety and replaced by the following:

            If the Stockholders' Consent is obtained by December 31, 1997, Banyan shall declare and pay a distribution to its stockholders of $.20 per share out of legally available funds.

      2. Amendment to Exhibit C to the Agreement. Paragraph a. of Exhibit C to the Agreement is deleted in its entirety and replaced by the following:

      a. The Stockholders' Consent, as that term is defined in Section 4.10 of the Exchange Agreement, shall not have been obtained on or before December 31, 1997.

      3. Amendment to Exhibit F to the Agreement. Paragraph a. of Exhibit F to the Agreement is deleted in its entirety and replaced by the following:

      a. The Stockholders' Consent, as that term is defined in Section 4.10 of the Exchange Agreement, shall not have been obtained by December 31, 1997.

      4.    Miscellaneous Provisions.

            (a) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

            (b) Further Assurances. Each party agrees to execute and deliver such additional instruments and documents, including without limitation allonges to the promissory notes executed in connection with the Agreement, and to take all such other actions as any of the other parties may reasonably request from time to time in order to effect the provisions, purposes and intent of this Amendment.

            (c) Entire Agreement; Effect on Other Agreements. This Amendment constitutes the entire understanding of the Parties with respect to the amendments to the Agreement described herein and may be modified only in accordance with the provision of the Agreement governing amendments.


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      Upon execution of this Amendment, all references in the Agreement and any documents executed or delivered in connection therewith, including without limitation any documents relating to the Agreement, shall be deemed to be referenced to the Agreement as amended, supplemented or modified by this Amendment.

            (d) Severability. If any provision of this Amendment shall, for any reason, be held unenforceable, such provision shall be severed from this Amendment unless, as a result of such severance, this Amendment fails to reflect the basic intent of the parties. If this Amendment continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

            (e) Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. When this Amendment has been executed by the Parties, it shall become effective as of the date and year first written above.

            (f) Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

            (g) No Strict Construction. This Amendment has been mutually negotiated and drafted by the parties and no presumption or rule of contract construction or interpretation by or against a party shall be made on the basis of the party which might otherwise be charged with drafting this Amendment.

            (h) References. As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

            (i) Recitals. The recitals set forth in this Amendment are incorporated by reference herein and made a part hereof, as if fully rewritten.

      IN WITNESS WHEREOF, this Amendment is entered into on the day and year first written above.

                         BANYAN STRATEGIC LAND FUND II


                         By: /s/ Leonard G. Levine
                            ---------------------------------------------------
                         Leonard G. Levine, President

                         EQUIS FINANCIAL GROUP LIMITED
                         PARTNERSHIP
                         By:   Equis Corporation, its General Partner


                         By: /s/ James A. Coyne
                            ---------------------------------------------------
                         James A. Coyne, Senior Vice President

                         AFG HATO ARROW LIMITED PARTNERSHIP
                         By:   AFG Leasing IV Incorporated, its General Partner


                         By: /s/ James A. Coyne
                            ---------------------------------------------------
                         James A. Coyne, Vice President


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                         AFG DOVE ARROW LIMITED PARTNERSHIP
                         By:   AFG Leasing VI Incorporated, its General Partner


                         By: /s/ James A. Coyne
                            ---------------------------------------------------
                         James A. Coyne, Vice President

                         AIP/LARKFIELD LIMITED PARTNERSHIP
                         By:   AFG Leasing IV  Inorporated, its General Partner


                         By: /s/ James A. Coyne
                            ---------------------------------------------------
                         James A. Coyne, Vice President

                         EQUIS EXCHANGE LLC


                         By: /s/ James A. Coyne
                            ---------------------------------------------------
                         James A. Coyne, Manager


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